AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2002
                                                       REGISTRATION NO.333-83701

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           CIRCLE GROUP INTERNET INC.
             (Exact name of registrant as specified in its charter)


  ILLINOIS
(State or other                        1011 Campus Drive                      36-4197173
jurisdiction of                     Mundelein, Illinois 60060                (IRS Employer
incorporation or              (Address of principal executive offices)       Identification
 organization)                                                               No.)


                           CIRCLE GROUP INTERNET INC.
                        SHARES UNDER CONSULTING AGREEMENT
                            (Full title of the plans)

                                   ----------

                               GREGORY J. HALPERN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                                 (847) 549-6002
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                             ROBERT B. MURPHY, ESQ.
                                PIPER RUDNICK LLP
                           1200 NINETEENTH STREET, NW
                           WASHINGTON, D.C. 20036-2412
                                 (202) 861-6445
                           (202) 223-2085 (TELECOPIER)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed Maximum  Proposed Maximum    Amount of
            Title of each class of              Amount to be    Offering price       Aggregate      registration
        Securities to be registered(1)          Registered(1)    Per Share(3)      Offering Price       fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.00005 per share        588,000           $0.24             $141,120         $12.98
--------------------------------------------------------------------------------------------------------------------

--------
(1) The number of shares of common stock, par value $.00005 per share (the "Common Stock"), stated above consists of the maximum number of shares of Common Stock issuable under the Consulting Agreement covered by this registration statement.
(2) Calculated at a rate equal to $92 per $1,000,000 of the maximum aggregate offering price, pursuant to Section 6(b) of the Securities Act.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the bid and asked price as of July 24, 2002 (within 5 days of the filing of this registration statement).

================================================================================

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.
              ---------------------------------------

         The following documents, which have been filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), are incorporated by reference in this registration statement and shall be deemed to be a part hereof:

         (a) Circle Group Internet Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the SEC on April 1, 2002, is incorporated in this registration statement by this reference (SEC File No. 000-27841).

         (b) Circle Group Internet Inc.'s Quarterly Report on Form 10-QSB, filed with the SEC on May 15, 2002, is incorporated in this registration statement by this reference (SEC File No. 000-27841).

         (c) Description of Circle Group Internet Inc.'s common stock, par value $.00005 per share, contained in the Registration Statement on Form 10-SB/A, filed with the SEC on January 24, 2002, and any amendments or updates thereto, are incorporated in this registration statement by this reference (SEC File No. 000-27841).

         (d) All documents subsequently filed by Circle Group Internet Inc. pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.
              -------------------------

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.
              --------------------------------------

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

         Section 8.75 of the Illinois Business Corporations Act permits indemnification of officers and directors of domestic corporations under certain circumstances and subject to certain limitations. Circle Group's bylaws allow for indemnification of directors, officers and employees to the maximum extent provided by the Illinois Business Corporation Act.

         Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Circle Group, or is or was serving at the request of Circle Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action or suit, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Circle Group, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, on only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses as the court shall deem proper. Any indemnification (unless ordered by a court) will be made by Circle Group only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct described above. A determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of Circle Group has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise. Section 8.75 also authorizes Circle Group to buy and maintain insurance on behalf of any director, officer, employee or agent of Circle Group, or a person who is or was serving at the request of Circle Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not Circle Group has the power to indemnify the person against such liability.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.
              -----------------------------------

         Not applicable.

ITEM 8.       EXHIBITS.
              --------

         See Exhibit Index which follows the signature page of this registration statement.

ITEM 9.       UNDERTAKINGS.
              ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933, as amended;

                         (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mundelein, State of Illinois, on this 25th day of July, 2002.

                                      CIRCLE GROUP INTERNET INC.

                                      By:  /s/ Gregory J. Halpern
                                           ----------------------
                                           Gregory J. Halpern
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                 SIGNATURES                                         TITLE
                 ----------                                         -----
/s/ Gregory J. Halpern                        President and Chief Executive Officer
-------------------------------               and Director (principal executive
Gregory J. Halpern                            officer)


/s/Arthur C. Tanner                           Principal Accounting Officer
-------------------------------
Arthur C. Tanner


/s/ Dana L. Dabney                            Director and Vice President of Sales
-------------------------------
Dana L. Dabney


/s/ Edward L. Halpern                         Director
------------------------------
Edward L. Halpern


/s/ Steve H. Salgan, M.D.                     Director
------------------------------
Steve H. Salgan, M.D.




/s/ Stanford J. Levin                         Director
------------------------------
Stanford J. Levin


                                                                  July 25, 2002

                                  EXHIBIT INDEX
                                  -------------


        EXHIBIT
        -------
          4.1            Specimen Common Stock Certificate [Incorporated by
                         reference to Exhibit 3.1 of Circle Group's Form 10-SB
                         as filed with the SEC on August 21, 2001 (SEC File
                         No. 000-27841)

          5.1            Opinion of Piper Rudnick LLP

         23.1            Consent of McGladrey & Pullen, LLP

         23.2            Consent of Piper Rudnick LLP (contained in Exhibit 5.1 hereof)

          24             Power of Attorney by the directors and certain officers of
                         Circle Group

